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                                                                    EXHIBIT 3(A)


                          CERTIFICATE OF INCORPORATION

                                       OF

                           FREEDOM CAPITAL CORPORATION


                1. The name of the corporation is Freedom Capital Corporation.

                2. The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the corporation at such address is The Corporation Trust Company.

                3. The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

                4. The total number of shares of stock which the corporation shall have authority to issue is 3,000,000 shares of common stock, and the par value of each of such shares is $.01, amounting in the aggregate to $30,000.00. Except as otherwise provided herein or in the by-laws of the corporation, each holder of common stock shall be entitled upon all matters to one vote for each share of common stock standing in his name on the books of the corporation.

                5. The name and mailing address of the incorporator are as follows:

                NAME                      MAILING ADDRESS

                M. A. Brzoska             1209 Orange Street
                                          Wilmington, Delaware 19801

                6. The name and mailing address of each person who is to serve as an initial director until the first annual meeting of the stockholders or until his successor is elected and qualified are as follows:

                NAME                      ADDRESS

                Forrest Travis            50 North Laura Street
                                          Suite 3550
                                          Jacksonville, FL 32202

                Mark F. Travis            50 North Laura Street
                                          Suite 3550
                                          Jacksonville, FL 32202

                Morgan Payne              20 Village Walk
                                          Ponte Vedra Beach, FL 32082

                William J. Long           3918 Montclair Road
                                          Suite 206
                                          Birmingham, Alabama 35213

                Thomas W. Brander         3763 West Jackson Blvd.
                                          Mountain Brook, AL 35213

                Michael X. Marinelli      3801 Thornapple Street
                                          Chevy Chase, Maryland 20815



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                Alexander P. Zechella     1000 Vicars Landing Way
                                          #F-109
                                          Ponte Vedra Beach, FL 32082

                7. The Board of directors is empowered to make, alter or repeal the by-laws of the corporation.

                8. No stockholder shall have a preemptive right to purchase shares of any class of capital stock of the corporation, whether now or hereafter authorized, including treasury shares.

                9. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                10. The election of directors need not be conducted by written ballot.

                11. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (I) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, as the same exists or may be hereafter amended, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Section 11 shall be prospective only and shall not nullify or impair the limitations contained herein with respect to the personal liability of the directors of the corporation arising from acts or omissions occurring prior to such repeal or modification.

                12. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the DGCL, does make this certificate, hereby declaring and certifying that the facts stated herein are true, and accordingly has hereunto set his hand and seal this 3rd day of April, 1998.

                                         /s/ M. A. BRZOSKA
                                         --------------------------------------
                                         M. A. Brzoska
                                         Sole Incorporator


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                                STATE OF DELAWARE
                            CERTIFICATE OF CORRECTION
                                FILED TO CORRECT
                             A CERTAIN ERROR IN THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                           FREEDOM CAPITAL CORPORATION

   FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF DELAWARE ON
                                  APRIL 3, 1998


Freedom Capital Corporation, a corporation organized and existing under and by virtue of the DGCL,


         DOES HEREBY CERTIFY:

         1. The name of the corporation is Freedom Capital Corporation.

         2. That a Certificate of Incorporation was filed by the Secretary of State of the State of Delaware on April 3, 1998, and that said Certificate requires correction as permitted by Section 103 of the DGCL.

         3. The inaccuracy or defect of said Certificate to be corrected is as follows: Article six, naming the directors, has named an incorrect number of directors.

         4. Article Six (6) of the Certificate is corrected to read as follows:

            William J. Long                     3918 Montclair Road
                                                Suite 206
                                                Birmingham, Alabama 35213


IN WITNESS WHEREOF, said Freedom Capital Corporation has caused this Certificate to be signed by M.A. Brzoska, an authorized officer, this 10th day of April, 1998.


                                                      /s/ M. A. BRZOSKA
                                                      -------------------------
                                                      By: M.A. Brzoska
                                                      Title: Incorporator


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                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                           FREEDOM CAPITAL CORPORATION

          FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF
                           DELAWARE ON APRIL 3, 1998.

STATE OF DELAWARE                   )
                                    :
COUNTY OF NEW CASTLE                )

TO THE SECRETARY OF STATE OF THE STATE OF DELAWARE:

         Pursuant to the provisions of Section 241 of Title 8 of the Delaware General Corporation Law, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

         FIRST:   The name of the corporation is Freedom Capital Corporation.

         SECOND: Article 1 of the Certificate of Incorporation of the said corporation shall be amended to read as follows:

         1. The name of the corporation is Intrepid Capital Corporation.

         THIRD: The corporation certifies that it has not received any payment for any of its stock and that this Amendment has been duly adopted in accordance with the provisions of Section 241 of Title 8 of the Delaware General Corporation Law.



                                          FREEDOM CAPITAL CORPORATION



                                          /s/ WILLIAM J. LONG
                                          -------------------------------------
                                          By: William J. Long
                                          Its: Sole Director